                                         CERTAIN CONFIDENTIAL MATERIAL
                                         CONTAINED IN THIS DOCUMENT, MARKED
                                         BY BRACKETS, HAS BEEN OMITTED AND FILED
                                         SEPARATELY WITH THE SECURITIES
                                         AND EXCHANGE COMMISSION PURSUANT
                                         TO RULE 24b-2 OF THE SECURITIES
                                         EXCHANGE ACT OF 1934, AS AMENDED.


                             CROSS SUPPLY AGREEMENT

         This Cross Supply Agreement (the "Agreement") is made and entered into as of the 22nd day of January, 1997 (the "Effective Date") by and between Bolder Technologies Corporation, a Delaware corporation ("BTC"), and Johnson Controls Battery Group, Inc., a Wisconsin corporation ("JCI").

                                    RECITALS

         WHEREAS, BTC and JCI are entering into an Agreement of even date herewith (the "Main Agreement") pursuant to which BTC will grant certain rights to make, have made, use and sell battery products based upon BTC's TMF Technology and Production Line Technology and JCI will grant certain rights to make, have made, use and sell battery products based on JCI's TMF Developments; and

         WHEREAS, BTC and JCI desire to enter into a cooperative agreement whereby each will manufacture and supply such battery products to the other.

         NOW, THEREFORE,in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, the parties hereby agree as follows:

                                   AGREEMENT

1.       DEFINITIONS

         Unless otherwise defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings specified in the Main Agreement. Where JCI or BTC is purchasing Products manufactured by the other party under this Agreement, each shall be referred to herein as "the purchasing party." Where JCI or BTC is supplying Products to be purchased by the other party under this Agreement, each shall be referred to herein as "the supplying party."

2.       ENGAGEMENT OF MANUFACTURER

         2.1 MANUFACTURE OF PRODUCTS FOR JCI APPLICATIONS. JCI hereby engages BTC as a non-exclusive supplier to manufacture, assemble, test, label, and package Products for sale by JCI for JCI Applications.

         2.2 MANUFACTURE OF PRODUCTS FOR BTC. BTC hereby engages JCI as a non-exclusive supplier to manufacture, assemble, test, label, and package Products for sale by BTC.

         2.3 QUALITY OF PRODUCTS. All Products manufactured by BTC and JCI shall be, in every material respect, substantially identical with no lesser quality or performance to other Products which meet the equivalent quality acceptance criteria for the supplying party's other customers (the "Product Specifications").

         2.4 EXCLUDED PRODUCTS. Notwithstanding anything to the contrary herein or in the Main Agreement, this Agreement shall not apply to, and the supplying party shall have no obligation with respect to the supply of, any private label product which the supplying party is manufacturing on a custom basis for a customer.

3.       FORECASTS AND PURCHASE OF PRODUCTS

         3.1 FORECASTS. In order to assist each party with meeting its manufacturing and supply obligations hereunder, BTC and JCI shall each provide the other party with a rolling one year forecast of monthly requirements for the Products, updated quarterly, delivered to the other within forty-five (45) days after the end of each such quarter. These forecasts shall represent a good faith estimate of each party for the one year period. The supplying party shall review the forecast and notify the purchasing party if it does not believe that it will be able to satisfy the purchasing party's forecast for products as set forth in the forecast for any period. The purchasing party agrees that it will provide a minimum of 6 months advance notice of any 20% increase or decrease in its forecast for products from quarter to quarter.

         3.2 PURCHASE OF PRODUCTS AND FIRM PURCHASE ORDERS. JCI and BTC each undertake to purchase the Products in their own name and for their own account. JCI and BTC shall each purchase Products on a quarterly basis (or such other period as agreed upon by the parties) by delivering to the other party, ninety (90) days before the first day of the succeeding quarter for any orders placed in the first Year of Commercial Production (as defined below) and one hundred eighty (180) days before the first day of the succeeding quarter for orders placed in any subsequent Year of Commercial Production, a firm written purchase order for Products ("PURCHASE ORDER"). Each such Purchase Order shall be considered a release for shipment, and shall be legally binding on both the purchasing party and the supplying party upon its acceptance by the supplying party. The supplying party can reject within fourteen (14) days of receipt of such Purchase Order any Purchase Order in excess of the minimum quantities set forth in Section 3.3 below in whole or in part. JCI and BTC each agree to submit such orders on a Purchase Order form containing no term or condition other than the quantity requested, requested delivery dates and shipment location. The delivery dates requested on the Purchase Order may vary from those set forth in the annual forecast, but the supplying party shall in no event be obligated to deliver any Products on less than one hundred eighty
(180) days lead time unless otherwise agreed to in advance in writing by BTC and JCI. Any term or condition set forth in JCI's or BTC's Purchase Order which is inconsistent with or in addition to the terms and conditions of this Agreement shall have no force or effect unless otherwise agreed to in writing by the supplying party for each Purchase Order.





                                       2.

         3.3 MINIMUM QUANTITIES. Subject to the purchasing party's compliance with Sections 3.1 and 3.2 above, the supplying party agrees to supply to the purchasing party the minimum quantities of Products set forth below:

            Year of
     Commercial Production                           Minimum Quantity
     ---------------------                           ----------------
              [  ]*            [

                                                ]*

              [  ]*            [

                                                ]*

              [  ]*            [

                                                ]*

              [  ]*            [

                                                ]*

The "Year of Commercial Production" shall mean [
                                                                      ]*  The
supplying party agrees to negotiate with the purchasing party in good faith to increase the Minimum Quantity for each one hundred eighty (180) days additional notice which the purchasing party gives the supplying party.

         A Force Majeure affecting the supplying party shall relieve the supplying party of any liability for failure to supply the Minimum Quantity.

4.       DELIVERY AND ACCEPTANCE

         4.1 DELIVERY. In the absence of specific instructions from the purchasing party, the shipping and packaging method used will be at the discretion of the supplying party. Deliveries shall be made FOB the supplying party's manufacturing facility (ICC Incoterms 1990), and shall be shipped to the purchasing party's address as set forth in this Agreement unless otherwise specified in the Purchase Order. Unless a Purchase Order specifies the name of a carrier, the supplying party will select the carrier. The supplying party shall bear the risk of loss until such time as shipment has been placed on board the carrier, at which time the risk of loss shall be borne by the purchasing party. The parties hereto agree that Title to the Products shall pass at the time that the supplying party places the Products on board the common carrier. Any claims for damage or loss in transit shall be placed by the purchasing party through the carrier. All shipments will be shipped by the supplying party freight collect, or if prepaid, such freight will be subsequently billed to the purchasing party and the purchasing party will reimburse the supplying party for such freight. The supplying party


                * Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.


                                       3.

reserves the right to deliver to the purchasing party in advance of estimated delivery dates with the prior consent of the purchasing party. At the purchasing party's request and expense, the supplying party will insure the shipments against damage to or loss of Products. Any shipping insurance so provided by the supplying party will subsequently be billed to the purchasing party, and the purchasing party will reimburse the supplying party for such expense. The purchasing party shall also pay all insurance premiums, packing charges, inspection fees, duties, tariffs, impost and similar charges as well as the other amounts due under Section 5 below.

         4.2 ACCEPTANCE. The purchasing party shall inspect all goods promptly upon receipt thereof at the shipping destination and may reject any goods which fail in any material respect to meet the Product Specifications prevailing on the date of delivery. Goods not rejected by written notification to the supplying party within fourteen (14) calendar days of receipt shall be deemed to have been accepted. Rejected goods shall be shipped freight prepaid to the supplying party within ten (10) calendar days of receipt from the supplying party of a return authorization number, which the purchasing party may obtain from the supplying party by telephone upon proper explanation of the rejection. As promptly as possible but not later than sixty (60) days after receipt by the supplying party of properly rejected goods, the supplying party shall, at its option and expense, either repair or replace rejected goods. The party shipping the goods pursuant to this Section 4.2 shall bear the entire risk of loss for goods during shipment. Any insurance proceeds payable in respect of any loss incurred shall be paid to the party bearing the risk of loss for such goods to the extent of the loss incurred therefor. The supplying party will prepay transportation charges back to the purchasing party and shall reimburse the purchasing party for any costs of transportation incurred by the purchasing party in connection with the return to the supplying party of properly rejected goods; otherwise, the purchasing party shall pay transportation charges in both directions.

5.       PRICE AND PAYMENT TERMS

         5.1     [






                                                           ]*  The supplying
party shall notify the purchasing party of the prices for the Products immediately prior to the time of the purchasing party's initial order for Products and shall provide notice of any price changes. Price changes shall not apply to any Purchase Orders which the supplying party has already accepted.


                * Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.


                                       4.

         5.2 PAYMENT TERMS. Payment for all Products ordered hereunder shall be in U.S. Dollars. JCI and BTC shall pay the supplying party the purchase price for the Products as stated on the supplying party's invoice for each shipment within thirty (30) days from the date of the invoice.

         5.3 TAXES. Any and all amounts due to the supplying party from the purchasing party under this Agreement are exclusive of, and the purchasing party shall pay and shall indemnify and hold the supplying party harmless against (a) any liability for any sale, use, property license, value added, withholding, import excise or similar tax, federal, state or local, that may be imposed upon or with respect to the Products or their delivery, sale, licensing, use, ownership or possession, and (b) any insurance premiums, packing charges, inspection fees, duties, tariffs, impost and similar charges, exclusive of taxes based on the supplying party's net income.

6.       PRODUCT WARRANTIES, DISCLAIMERS AND LIMITATIONS OF LIABILITY

         6.1 PRODUCT WARRANTY. The supplying party warrants solely to the purchasing party that each Product shall be free from defects in workmanship and materials under ordinary and proper use for ninety (90) days from the Product ship date (the "PRODUCT WARRANTY"). The Product Warranty shall not apply to Product defects caused by misuse or use not in accordance with the instructions of the supplying party, unauthorized modifications, neglect, improper installation or testing, attempts to repair, abuse, damage, or alter the Product by a party other than the supplying party, or Product damaged by external causes not directly contributed to by the supplying party, including without limitation, damage by fire, accident, power surge, power failure or other hazard.

         6.2 DISCLAIMER. THE EXPRESS WARRANTY ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR THAT THE PRODUCTS ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY BY WAY OF INFRINGEMENT OR THE LIKE. THE EXPRESS OBLIGATION STATED ABOVE IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF THE SUPPLYING PARTY FOR DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS, DAMAGE OR INJURY, DIRECT OR CONSEQUENTIAL, ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE PRODUCTS, AND IT IS AGREED THAT REPAIR OR REPLACEMENT IS THE PURCHASING PARTY'S SOLE REMEDY FOR SUCH LOSS, DAMAGE OR INJURY. IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         6.3 NO WARRANTY PASS-THROUGH. The purchasing party hereunder shall not pass through to its customers or any other third party the warranties made by the supplying party under this Agreement or make other representations to its customers or any other third party on behalf of the supplying party, and the purchasing party shall expressly indicate that they





                                       5.

must look solely to the purchasing party in connection with any problems, warranty claim or other matters concerning the product sold by such party. No warranty, representation or agreement herein shall be deemed to be made for the benefit of any customer of the purchasing party or any other third party.

         6.4 WARRANTY SERVICE. The supplying party's sole obligation under this Agreement shall be to either repair or replace, at the supplying party's option, or by mutual agreement of the parties, credit the purchasing party, for any Products found to be defective during this warranty period. This remedy is made on the condition that (a) the supplying party is promptly notified of the defect; (b) the defects were not the result of misuse or use not in accordance with the instructions of the supplying party, accident, neglect, improper alteration or improper testing, storage, installation, attempt to repair, abuse, damage, alterations or damaged by external causes not directly contributed to by the supplying party, including without limitation, damage by fire, accident, power surge, power failure or other hazard; (c) such Products are returned to the supplying party FOB the purchasing party's manufacturing facility (ICC Incoterms 1990). The Product Warranty referred to in this
Section 6 shall apply to all Products supplied to replace defective Products. Repaired Products will be returned to the purchasing party FOB the supplying party's shipping point (ICC Incoterms 1990), within ninety (90) days after receipt of the defective Products by the supplying party; however, the supplying party will use reasonable efforts to return repaired Products within forty-five (45) days.

7.       INDEMNIFICATION

         7.1 INDEMNIFICATION BY THE SUPPLYING PARTY. The supplying party shall indemnify and hold harmless the purchasing party and the purchasing party's managers, officers, employees, and agents from and against any and all losses, costs, liabilities or expenses (including court costs and reasonable attorney's fees) arising out of or in connection with the supplying party's performance under or breach of this Agreement to the extent that such claims arise out of or result from (a) claims by third parties or (b) claims by the purchasing party for personal injury or property damage which arise out of (i) a defect (as determined in accordance with the Product Warranty set forth in Section 6.1 hereof) in the manufacture of any Products by the supplying party or (ii) the negligent act or omission of the supplying party.

         7.2 INDEMNIFICATION BY THE PURCHASING PARTY. The purchasing party shall indemnify and hold harmless the supplying party and the supplying party's managers, officers, employees, and agents from and against any and all losses, costs, liabilities or expenses (including court costs and reasonable attorney's fees) arising out of or in connection with the purchasing party's performance under this Agreement to the extent that such claims arise out of or result from
(a) claims by third parties or (b) claims by the supplying party for personal injury or property damage which arise out of (i) the sale or other distribution of Products by the purchasing party, (ii) any representation made or warranty given by the purchasing party with respect to any Product, (iii) the sale or use of any product which is not supplied by the supplying party and which is sold or combined with a Product supplied by the supplying party,





                                       6.

(iv) repairs or services rendered by the purchasing party or (v) the negligent act or omission of the purchasing party.

         7.3 INDEMNIFICATION PROCEDURE. The party seeking indemnification (the "INDEMNIFIED PARTY") shall (a) give the other party (the "INDEMNIFYING PARTY") notice of such claim, (b) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (c) give the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have no authority to settle any claim on behalf of the Indemnifying Party.

8.       CONFIDENTIALITY

         8.1 OBLIGATION OF CONFIDENTIALITY. Without the prior written consent of the disclosing party, no receiving party, its officers, directors, agents or employees shall, in the case of Confidential Information (as defined below), both during the term of this Agreement and until five years after the expiration of the last to expire of the patents licensed under the Main Agreement, in any manner whatsoever disclose or communicate such information to a third party, except as legally required by any governmental or judicial agency, and BTC and JCI each agree to keep such Confidential Information strictly confidential. For the purpose of this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean and include any and all business and financial information relating to BTC or JCI (including, without limitation, customer lists), all technical information (including, without limitation, design specifications, instructions, know- how, and inventions claimed by TMF Technology patents) relating to the Technology, the JCI TMF Developments and the Products, information concerning this Agreement and its terms and conditions, information received from a third party who is not a party to this Agreement under an obligation of confidentiality, and all information which BTC or JCI should reasonably expect to be considered Confidential Information. Confidential Information may be communicated orally, in writing or in any other recorded or tangible form. "Confidential Information" shall not include any information which:

                 (a) has become or entered the public domain through no act or omission of the receiving party;

                 (b) was in the possession of the receiving party prior to or at the time of receipt hereunder, which possession the receiving party can demonstrate through competent written records;

                 (c) was or has been obtained lawfully from a third party; provided, however, that such third party shall not include BTC or JCI;

                 (d) has been independently developed by the receiving party without violation of its obligation under this Agreement, which independent development the receiving party can demonstrate through competent written records.





                                       7.

         8.2 OBLIGATION NOT TO USE. BTC and JCI each agree that it shall not use any Confidential Information obtained from the other party for any purpose whatsoever except in the manner expressly provided for in this Agreement and in the Main Agreement; provided, however, that BTC and JCI may disclose information about this Agreement if legally required to do so in order to comply with securities laws, as well as to customers and to existing and potential investors in, or acquirors of, BTC and JCI.

         8.3 INDEMNITY; INJUNCTIVE RELIEF. BTC and JCI shall indemnify and hold the other harmless from any loss, liability and expenses suffered by the other party as a result of any unauthorized disclosure, communication or use of any Confidential Information by the receiving party, its officers, directors, employees or agents. BTC and JCI each acknowledge that irreparable injury will result to the other in the event of a breach or threatened breach of any of the provisions of this Section and agrees that in the event of a breach or threatened breach, the complaining party shall be entitled, in addition to any other available remedy, to seek injunctive and other equitable relief from a court of competent jurisdiction.

         8.4 SURVIVAL OF CONFIDENTIALITY. The obligations contained in this Section 8 shall survive the termination of this Agreement.

9. TERM. Unless sooner terminated pursuant to Section 10 below, this Agreement shall terminate the earlier of (i) four years after the implementation of the supplying party's commercial manufacturing capability, or
(ii) immediately when the purchasing party no longer has the right to use or sell Products under the Main Agreement.

10.      TERMINATION.

         This Agreement may be terminated as follows:

         10.1 TERMINATION; TERMINATION FOR BREACH. Notwithstanding anything herein contained to the contrary, BTC and JCI shall each have the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement immediately upon notice to the other party if:

                 (a) the other party commits any material breach of the terms of this Agreement which, in the case of a breach capable of remedy, shall not have been remedied within thirty (30) days of the receipt by the party in default of notice specifying the breach and requiring its remedy, and in the case of a breach incapable of remedy, no remedial period shall be required or permitted;

                 (b) (i) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors, to a receiver or to a trustee in bankruptcy, (ii) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within sixty (60) days, or (iii) the other party is adjudged bankrupt; or





                                       8.

                 (c) the other party (i) has publicly announced that it is discontinuing, or (ii) has discontinued for three consecutive months, its business that is directed to the TMF Technology or the sale of Products.

         10.2 TERMINATION FOR CONVENIENCE. This Agreement may be terminated by mutual agreement of BTC and JCI at any time and as provided in any such agreement.

         10.3 EFFECT OF TERMINATION OR EXPIRATION. Termination or expiration of this Agreement shall not affect any rights or obligations of either BTC or JCI which may have accrued up to the effective date of such termination, shall not prejudice any rights or remedies of either party under this Agreement, at law or in equity, and BTC and JCI shall not be relieved of any confidentiality obligation under Section 8 of this Agreement.

11.      GENERAL TERMS

         11.1 SURVIVAL. Notwithstanding language in the JV Agreements to the contrary, none of the terms of the JV Agreements shall survive. The following terms and conditions of this Agreement shall survive: Section 6 (Product Warranties, Disclaimers and Limitations of Liability); Section 7 (Indemnification); and Section 8 (Confidentiality).

         11.2 PUBLICITY. Except as otherwise required by law including, without limitation, any disclosure required under federal or state securities laws, and except as may be reasonably necessary in connection with financing or credit arrangements, all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between BTC and JCI. BTC and JCI shall not act unilaterally in this regard without the prior written approval of the other, which approval shall not be unreasonably withheld. Upon the execution of this Agreement, the parties agree to issue a mutually agreeable joint press release.

         11.3 DISPUTES/GOVERNING LAW. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed and construed in accordance with the laws of Colorado. All disputes not settled by negotiation or other method of alternative dispute resolution mutually agreeable to the parties shall be resolved by arbitration in accordance with the then-prevailing Commercial Rules of the American Arbitration Association. All disputes shall be decided by a single arbitrator, and an award shall be issued within ninety (90) days of the date of filing of the demand for arbitration. The award rendered shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction.

         11.4 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.





                                       9.

         11.5 RIGHTS AND REMEDIES CUMULATIVE. Except as expressly provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

         11.6 THIRD PARTIES. Nothing in this Agreement is intended, nor shall be deemed to confer any rights or remedies upon any person or legal entity not a party hereto.

         11.7 ASSIGNMENT. The rights, duties and obligations under this Agreement shall not be assignable by BTC or JCI without the prior written consent of the other, except as provided by this Agreement. Any attempted assignment without the required consent will be void. Notwithstanding the foregoing, all rights, duties and obligations under this Agreement may be assigned to an Affiliate of BTC or JCI without the prior written consent of the other party.

         11.8 ENTIRE AGREEMENT, AMENDMENT. This Agreement, along with the exhibits attached hereto, embodies the final, complete and exclusive understanding between BTC and JCI, and replaces and supersedes all previous agreements, understandings or arrangements between BTC and JCI with respect to the subject matter contained herein. No modification or waiver of any terms or conditions hereof nor any representations or warranties shall be of any force or effect unless such modification or waiver is in writing and signed by an authorized officer of both BTC and JCI.

         11.9 FORCE MAJEURE. Neither BTC nor JCI shall be liable to the other party for its failure to perform any of its obligations under this Agreement, other than the failure to pay any sums when due, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, provided that the party experiencing the delay promptly notifies the other party of the delay.

         11.10 NOTICES. All notices, consents, agreements, communications, requests and the like required or permitted under this Agreement will be in writing and will be deemed given and received (a) when delivered personally,
(b) when sent by confirmed telecopy, (c) three days after having been duly mailed by first class, registered or certified mail, postage prepaid, or (d) two days after deposit with a commercial overnight carrier, with written verification of receipt. All notices will be addressed as follows:





                                      10.

         If to BTC:

                 Bolder Technologies Corporation
                 5181 Ward Road, Suite 230
                 Wheat Ridge, Colorado 80033
                 ATTN:  Chairman and Chief Executive Officer
                 Phone: (303) 422-8200
                 Fax:     (303) 422-8180

         with a copy to:

                 Cooley Godward LLP
                 2595 Canyon Boulevard, Suite 250
                 Boulder, Colorado 80302
                 ATTN:  James C.T. Linfield, Esq.
                 Phone: (303) 546-4000
                 Fax:     (303) 546-4099

         If to JCI:

                 Johnson Controls Battery Group, Inc.
                 P.O. Box 591
                 5757 North Green Bay Avenue
                 Milwaukee, WI  53201
                 ATTN:  Vice President and General Manager
                      Johnson Controls Battery Group, Inc.

         with a copy to:

                 Johnson Controls Battery Group, Inc.
                 P.O. Box 591
                 5757 North Green Bay Avenue
                 Milwaukee, WI  53201
                 ATTN:  Vice President and General Counsel

or to such other address as the person to whom notice is to be given may have furnished to the other in writing in accordance herewith.

         11.11 WAIVER. The failure of either party to enforce the provisions of this Agreement shall not be deemed a waiver of such provisions or of the right of such party thereafter to enforce such provisions.

         11.12 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

         11.13 PARTIES ADVISED BY COUNSEL -- NO INTERPRETATION AGAINST THE DRAFTER. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party has been represented by legal counsel. Accordingly, the





                                      11.

provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BOLDER TECHNOLOGIES CORPORATION         JOHNSON CONTROLS BATTERY GROUP, INC.





By: /s/  Daniel S. Lankford           By: /s/  Michael F. Johnston
    --------------------------------      -------------------------------------
    Daniel S. Lankford, Chairman and      Michael F. Johnston, Vice President --
    Chief Executive Officer               Battery Group





                                      12.